UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) May 17, 2007

QUINTANA MARITIME LIMITED

(Exact name of registrant as specified in its charter)

Marshall Islands	000-51412	98-0454094
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Quintana Maritime Limited

c/o Quintana Management LLC

Pandoras 13 & Kyprou Street

166 74 Glyfada

Greece

(Address of principal executive office)

011-30-210-898-6820

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Director or Principal Officer; Election of Directors; Appointment of Principal Officers.

Joseph R. Edwards has resigned from the board of directors of Quintana Maritime Limited (the “Company”) and the Compensation, Nominating & Governance Committee of the board of directors effective May 17, 2007. Mr. Edwards is a director of First Reserve Corporation, and his resignation is in connection with the sale of approximately 2 million shares of the Company’s common stock by FR X Offshore L.P., a fund controlled by First Reserve Corporation. The sale reduces FR X Offshore’s holdings to less than 5% of the Company’s outstanding common stock. Mr. Edwards’ resignation was not a result of any disagreement with the Company. Mr. Edwards’ resignation has created a vacancy in the board of directors and Compensation, Nominating & Governance Committee. The Company’s board of directors intends to fill both these vacancies. The press release announcing the resignation of Mr. Edwards is attached as Exhibit 99.1 to this Form 8-K.

ITEM 9.01	Financial Statements and Exhibits

99.1	Press release dated May 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUINTANA MARITIME LIMITED

By:	/s/ Steve Putman
Steve Putman
Vice President and General Counsel

Dated: May 21, 2007

EXHIBIT INDEX

99.1	Press release dated May 21, 2007